Exhibit 99.1

Q3 GAAP Diluted Earnings per Share of $0.47, and Adjusted Diluted Earnings per Share of $0.61, up 17.3%

WINDSOR, CT, October 29, 2014 (GLOBE NEWSWIRE) – SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the quarter that ended September 30, 2014.

Financial Highlights:

•	Record revenue of $192.6 million in the third quarter of 2014, representing an increase of 7.3 percent from the third quarter of 2013.

•	Adjusted diluted EPS (defined below) increased to $0.61 in the third quarter of 2014, representing an increase of 17.3 percent from the third quarter of 2013.

•	Net cash from operating activities of $164.3 million for the first nine months of 2014, representing a 6.5 percent increase from the same period in 2013.

•	Paid down $174.0 million of debt in the first nine months of 2014, bringing our net debt to consolidated EBITDA leverage ratio to 1.71x at September 30, 2014.

“SS&C continues to perform and during Q3 we closed two large and complex fund administration deals – a testament to the dedication and persistence of our team. We continue to see momentum in Q4 and have already sold services to two of the world’s largest asset managers this quarter, with significant cross-sell and up-sell potential” said Bill Stone, Chairman and CEO of SS&C Technologies. “We are building a considerable number of new software systems including: regulatory compliance, investor communications, REIT processing and powerful new features and functions in our portal and mobile applications. SS&C is aggressively hiring talented new employees at all levels and we are relentlessly focused on client satisfaction.”

Results

SS&C reported GAAP revenue of $192.6 million for the third quarter of 2014, compared to $179.5 million in the third quarter of 2013, a 7.3 percent increase. GAAP operating income for the third quarter of 2014 was $54.4 million, or 28.2 percent of revenue. This represents an increase of 13.6 percent compared to $47.9 million, or 26.7 percent of revenue, in the third quarter of 2013. GAAP net income for the third quarter of 2014 was $40.8 million compared to $43.5 million in the third quarter of 2013, a 6.1 percent decrease. On a fully diluted GAAP basis, earnings per share in the third quarter of 2014 were $0.47.

Adjusted operating income (a non-GAAP measure defined in note 2 to the attached Condensed Consolidated Financial Information) in the third quarter of 2014 was $78.6 million, or 40.8 percent of revenue. This represents a 10.5 percent increase compared to $71.1 million, or 39.6 percent of revenue, in the third quarter of 2013. Adjusted net income (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) for the third quarter of 2014 was $53.3 million compared to $44.5 million in 2013’s third quarter, a 19.8 percent increase. Adjusted diluted earnings per share (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) in the third quarter of 2014 were $0.61 compared to $0.52 in the third quarter of 2013, a 17.3 percent increase.

Operating Cash Flow

SS&C generated net cash from operating activities of $164.3 million for the nine months ended September 30, 2014, compared to $154.3 million for the same period in 2013, representing a 6.5 percent increase. SS&C ended the quarter with $75.1 million in cash, and $608.0 million in gross debt, for a net debt balance of $532.9 million. SS&C’s leverage ratio as defined in our credit agreement stood at 1.71 times consolidated EBITDA as of September 30, 2014.

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as the sum of maintenance and software-enabled services revenue for the quarter on an annualized basis, was $699.5 million based on maintenance and software-enabled services revenue of $174.9 million for the third quarter of 2014. This represents an increase of 6.4 percent from $164.3 million and $657.2 million annual run-rate in the same period in 2013 and an increase of 2.1 percent from $171.2 million for the second quarter of 2014, an annual run rate of $685.0 million. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Guidance

	Q4 2014	FY 2014
Adjusted Revenue ($M)	$193.0 – $199.0	N/A
Adjusted Net Income ($M)	$53.3 – $54.7	N/A
Cash from Operating Activities ($M)	N/A	$225.0 – $235.0
Capital Expenditures (% of revenue)	N/A	2.3% – 2.6%
Diluted Shares (M)	87.7 – 88.0	87.2 – 87.3
Effective Income Tax Rate (%)	28%	28%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q3 earnings call will take place at 5:00 p.m. eastern time today, October 29, 2014. The call will discuss Q3 2014 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (US and Canada) or 253-237-1193 (International), and request the “SS&C Technologies 2014 Third Quarter Earnings Conference Call” conference ID #17314836. A replay will be available after 8:00 p.m. eastern time on October 29, 2014, until midnight on November 4, 2014. The dial-in number is 855-859-2056 (US and Canada) or 404-537-3406 (International); access code #17314836. The call will also be available for replay on SS&C’s website after October 29, 2014; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, our financial guidance for the fourth quarter and full year of 2014, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, the market price of the Company’s stock prevailing from time to time, the Company’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and can also be accessed on our website. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 6,900 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $26 trillion in assets.

Follow SS&C on Twitter, Linkedin and Facebook. The SS&C Technologies logo is available at www.globenewswire.com/newsroom/prs/?pkgid=8587

For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations Coordinator

Tel: +1-212-367-4705

E-mail: Justine.stone@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operation

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Revenues:
Software-enabled services	$149,285	$138,123	$440,215	$411,909
Software licenses	9,196	8,184	26,561	20,880
Maintenance	25,595	26,178	76,812	77,603
Professional services	8,522	7,020	23,542	19,788

Total revenues	192,598	179,505	567,130	530,180

Cost of revenues:
Software-enabled services	84,978	79,875	256,709	240,847
Software licenses	892	1,286	2,549	3,908
Maintenance	9,990	10,150	29,998	30,953
Professional services	5,523	4,884	15,859	14,689

Total cost of revenues	101,383	96,195	305,115	290,397

Gross profit	91,215	83,310	262,015	239,783

Operating expenses:
Selling and marketing	11,581	10,849	35,682	30,876
Research and development	13,935	13,117	41,461	40,558
General and administrative	11,336	11,480	38,095	33,197

Total operating expenses	36,852	35,446	115,238	104,631

Operating income	54,363	47,864	146,777	135,152
Interest expense, net	(6,071)	(9,036)	(19,738)	(33,325)
Other income (expense), net	1,532	(110)	787	2,406

Income before income taxes	49,824	38,718	127,826	104,233
Provision (benefit) for income taxes	8,997	(4,748)	33,306	13,219

Net income	$40,827	$43,466	$94,520	$91,014

Basic earnings per share	$0.49	$0.53	$1.14	$1.13

Basic weighted average number of common shares outstanding	83,532	81,784	83,127	80,779

Diluted earnings per share	$0.47	$0.51	$1.08	$1.07

Diluted weighted average number of common and common equivalent shares outstanding	87,392	86,068	87,125	85,126

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash	$75,080	$84,470
Accounts receivable, net	90,122	91,221
Prepaid income taxes	14,863	19,932
Deferred income taxes	3,925	6,526
Prepaid expenses and other current assets	13,384	16,567
Restricted cash	1,477	2,460

Total current assets	198,851	221,176
Property and equipment, net	53,507	51,697
Deferred income taxes	1,506	1,077
Goodwill	1,523,971	1,541,386
Intangible and other assets, net	392,024	459,988

Total assets	$2,169,859	$2,275,324

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$21,641	$23,212
Accounts payable	9,606	8,368
Income taxes payable	—	2,169
Accrued employee compensation and benefits	35,036	44,664
Other accrued expenses	23,445	26,028
Deferred maintenance and other revenue	57,550	62,561

Total current liabilities	147,278	167,002
Long-term debt, net of current portion	579,910	751,295
Other long-term liabilities	18,617	14,913
Deferred income taxes	95,954	110,406

Total liabilities	841,759	1,043,616
Total stockholders’ equity	1,328,100	1,231,708

Total liabilities and stockholders’ equity	$2,169,859	$2,275,324

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,	September 30,
	2014	2013
Cash flow from operating activities:
Net income	$94,520	$91,014
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74,493	74,441
Stock-based compensation expense	8,554	6,010
Income tax benefit related to exercise of stock options	(10,735)	(11,796)
Amortization of loan origination costs and original issue discount	4,397	4,408
Loss on sale or disposition of property and equipment	672	316
Deferred income taxes	(11,661)	(10,049)
Provision for doubtful accounts	672	528
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(395)	5,911
Prepaid expenses and other assets	(5,302)	(8,405)
Accounts payable	636	5,189
Accrued expenses	(637)	(7,611)
Income taxes prepaid and payable	13,715	8,854
Deferred maintenance and other revenue	(4,664)	(4,534)

Net cash provided by operating activities	164,265	154,276

Cash flow from investing activities:
Additions to property and equipment	(11,879)	(9,933)
Proceeds from sale of property and equipment	27	61
Additions to capitalized software	(2,688)	(1,570)
Other	983	—

Net cash used in investing activities	(13,557)	(11,442)

Cash flow from financing activities:
Repayment of debt	(174,000)	(177,000)
Proceeds from exercise of stock options	16,070	22,360
Income tax benefit related to exercise of stock options	10,735	11,796
Purchase of common stock for treasury	(11,223)	—
Payment of fees related to refinancing activities	(512)	(1,917)

Net cash used in financing activities	(158,930)	(144,761)

Effect of exchange rate changes on cash	(1,168)	(2,658)

Net decrease in cash	(9,390)	(4,585)
Cash, beginning of period	84,470	86,160

Cash, end of period	$75,080	$81,575

Supplemental disclosure of non-cash activities:
Excess tax benefit related to stock option exercises	$—	$10,279

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenue to Adjusted Revenue

Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Revenue	$192,598	$179,505	$567,130	$530,180
Purchase accounting adjustments to deferred revenue	—	—	—	136

Adjusted revenue	$192,598	$179,505	$567,130	$530,316

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Operating income	$54,363	$47,864	$146,777	$135,152
Amortization of intangible assets	21,318	21,247	63,929	63,439
Stock-based compensation	2,784	1,975	8,554	6,010
Capital-based taxes	—	—	6	—
Unusual or non-recurring charges	180	106	6,019	91
Purchase accounting adjustments	—	(47)	(27)	(6)

Adjusted operating income	$78,645	$71,145	$225,258	$204,686

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in March 2012, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
(in thousands)	2014	2013	2014	2013	2014
Net income	$40,827	$43,466	$94,520	$91,014	$121,401
Interest expense, net	6,071	9,036	19,738	33,325	27,692
Taxes	8,997	(4,748)	33,306	13,219	47,379
Depreciation and amortization	24,661	24,699	74,493	74,441	99,832

EBITDA	80,556	72,453	222,057	211,999	296,304
Stock-based compensation	2,784	1,975	8,554	6,010	10,930
Capital-based taxes	—	—	6	—	188
Unusual or non-recurring charges	(1,353)	217	5,231	(2,315)	4,425
Purchase accounting adjustments	—	(47)	(27)	(6)	(73)
Other	118	(38)	201	179	257

Consolidated EBITDA	82,105	74,560	236,022	215,867	312,031

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2014	2013	2014	2013
GAAP – Net income	$40,827	$43,466	$94,520	$91,014
Plus: Amortization of intangible assets	21,318	21,247	63,929	63,439
Plus: Amortization of deferred financing costs and original issue discount	1,441	1,420	4,397	4,408
Plus: Stock-based compensation	2,784	1,975	8,554	6,010
Plus: Capital-based taxes	—	—	6	—
Plus: Unusual and non-recurring items	(1,353)	217	5,231	(2,315)
Plus: Purchase accounting adjustments	—	(47)	(27)	(6)
Income tax effect (1)	(11,726)	(23,807)	(25,469)	(39,511)

Adjusted net income	$53,291	$44,471	$151,141	$123,039

Adjusted diluted earnings per share	$0.61	$0.52	$1.73	$1.45
GAAP diluted earnings per share	$0.47	$0.51	$1.08	$1.07
Diluted weighted-average shares outstanding	87,392	86,068	87,125	85,126

(1)	An estimated normalized effective tax rate of 28% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.